                                                                   EXHIBIT 23(N)

                                 WT MUTUAL FUND

         AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

          This Multiple Class Plan (the "Plan") has been adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") by a majority of the Board of Trustees of WT Mutual Fund (the "Trust"), including a majority of those Trustees who are not interested persons of the Trust as defined in the 1940 Act (the "Independent Trustees"), with respect to each series of the Trust listed in Appendix A attached hereto (each a "Fund" and, collectively, the "Funds").

          The Plan, in accordance with Rule 18f-3 under the 1940 Act, (i) designates classes of shares of each Fund and (ii) sets forth the differences between the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Appendix A, as it may be amended from time to time, lists the Funds that operate under the Plan, and the classes of each such Fund. Appendix A also sets forth the actual sales charges, Rule 12b-1 distribution fees and shareholder service fees of each class of shares of each Fund. Additional details and restrictions regarding such fees and services are provided in each Fund's prospectus and statement of additional information.

          The Trust's Board of Trustees, including a majority of the Independent Trustees, has determined that the Plan, including the allocation of expenses, is in the best interests of the Trust, each Fund and each class of shares offered by a Fund.

I. Classes Offered. Each Fund's shares may be divided into Investor (Roxbury), Investor, Institutional, Class W or Service shares. Investor (Roxbury) and Investor shares shall be available to all investors and will be sold by the Trust's principal underwriter for the Funds (the "Distributor") and by banks, securities brokers or dealers and other financial institutions that have entered into a selling agreement with the Distributor. Institutional, Class W and Service shares will be available only to existing Institutional, Class W or Service shareholders and to certain other eligible investors as disclosed in each Fund's prospectus.

     A. Investor (Roxbury). Investor (Roxbury) shares shall be offered at the net asset value per share and subject to a shareholder service plan with ongoing shareholder service fees. The shareholder service plan for Investor (Roxbury) shares allows for the payment of a shareholder service fee of up to 0.25% of average daily net assets of the Investor (Roxbury) shares of a Fund to organizations for the provision of certain services provided pursuant to a shareholder service agreement. Investor (Roxbury) shares are not subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

     B. A Shares. A Shares shall be offered at the public offering price (net asset value per share and applicable sales charge) and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for A Shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the A

Shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of A Shares.

     C. Institutional. Institutional shares shall be offered at the net asset value per share. Institutional shares are not subject to Rule 12b-1 distribution fees or shareholder service fees.

     D. Service. Service shares of the Wilmington Prime Money Market Fund and Wilmington U.S. Government Fund shall be offered at the net asset value per share and subject to (i) a distribution plan pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees, and (ii) a shareholder service plan with ongoing shareholder service fees. The distribution plan for Service shares of such Funds allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Service shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Service shares. The shareholder service plan for Service shares of such Funds allows for the payment of a shareholder service fee of up to 0.25% of average daily net assets of Service shares of a Fund to organizations for the provision of certain services provided pursuant to a shareholder service agreement.

     E. Class W. Class W shares shall be offered at the net asset value per share and subject to a shareholder service plan with ongoing shareholder service fees. The shareholder service plan for Class W shares allows for a payment of a shareholder service fee of up to 0.25% of average daily net assets of Class W shares of a Fund for the provision of certain services provided pursuant to a shareholder service agreement. Class W shares are not subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

II. Expense Allocation. All expenses of each Fund shall be allocated among each of the Classes in accordance with Rule 18f-3 under the 1940 Act, except that the fees and expenses incurred by a Fund under a distribution plan or shareholder service plan for any class of shares shall be allocated to the class of shares subject to such plan and the following types of expenses specific to each class shall be allocated to such class:

          1.   transfer agency and other record keeping costs;

          2. Securities and Exchange Commission and blue sky registration or qualification fees;

          3. printing and postage expenses related to printing, preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class;

          4. audit or accounting fees or expenses relating solely to such class;

          5. the expenses of administrative personnel and services as required to support the shareholders of such class;

          6.   litigation or other legal expenses relating solely to such class;

          7. Trustees fees and expenses incurred as a result of issues relating solely to such class; and

          8. other expenses subsequently identified and determined to be properly allocated to such class.

III. Shareholder Services. Other than any shareholder services that may be provided under a shareholder service plan for the Funds, the services offered to shareholders of each class of shares shall be the same.

IV. Conversion Features. None of Investor (Roxbury), Investor, Institutional, Service and Class W shares shall automatically convert to shares of another class.

V. Exchange Privileges. Shareholders of a Class may exchange their shares for shares of the same Class of any other Fund (i.e., Institutional shares may be exchanged for Institutional shares of another Fund) at their relative net asset values as set forth in the prospectus of a Fund.

VI. Voting and other Rights. Each Class of shares shall have (a) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (c) in all other respects, the same rights and obligation as the other classes.

VII. Amendments to the Plan. The Plan may not be materially amended to change its provisions unless a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust within the meaning of the 1940 Act, shall find that the Plan, as proposed and including the expense allocations, is in the best interest of each Class individually and the Fund as a whole.

                                 WT MUTUAL FUND

                                   APPENDIX A

                                     TO THE

         AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

ROXBURY FUNDS

                                   MAXIMUM
                                   INITIAL                                   MAXIMUM
                                    SALES     MAXIMUM       MAXIMUM        SHAREHOLDER
        FUND/SHARE CLASS            CHARGE   CDSC (1)   RULE 12B-1 FEES   SERVICE FEES
        ----------------           -------   --------   ---------------   ------------
1. Roxbury Mid-Cap Fund
   Investor                          None      None           None            0.25%
   Institutional                     None      None           None            None

2. Roxbury Small-Cap Growth Fund
   Investor                          None      None           None            0.25%
   Institutional                     None      None           None            None

----------
(1) Shares of the Roxbury Funds are subject to a 1.00% or 2.00% redemption fee if redeemed or exchanged within the first sixty days after purchase.

THE WILMINGTON FUNDS

                                   MAXIMUM
                                   INITIAL                                      MAXIMUM
                                    SALES    MAXIMUM         MAXIMUM          SHAREHOLDER
        FUND/SHARE CLASS            CHARGE   CDSC(1)   RULE 12B-1 FEES(2)   SERVICE FEES(3)
        ----------------           -------   -------   ------------------   ---------------
1.  Wilmington Prime Money Market Fund
    Institutional                    None      None           None                None
    Service                          None      None           0.25%               0.25%
    Class W                          None      None           None                0.25%

2.  Wilmington U.S. Government Money Market Fund
    Institutional                    None      None           None                None
    Service                          None      None           0.25%               0.25%
    Class W                          None      None           None                0.25%

3.  Wilmington Tax-Exempt Money Market Fund
    Institutional                    None      None           None                None
    Class W                          None      None           None                0.25%

4.  Wilmington Short/Intermediate-Term Bond Fund
    Institutional                    None      None           None                None
    A Shares                         2.00%     None           0.25%               None

5   Wilmington Broad Market Bond Fund
    Institutional                    None      None           None                None
    A Shares                         2.00%     None           0.25%               None

6.  Wilmington Municipal Bond Fund
    Institutional                    None      None           None                None
    A Shares                         2.00%     None           0.25%               None

----------
(1) Except with respect to the Prime Money Market, U.S. Government Money Market and Tax-Exempt Money Market Funds, shares of the Wilmington Funds are subject to a 1.00% redemption fee if redeemed or exchanged within the first sixty days after purchase.

(2) The Rule 12b-1 Distribution Plan allows for a maximum 12b-1 fee of up to 0.25% of average daily net assets for this class; however, on May 25, 2006, the Board of Trustees has authorized annual Rule 12b-1 fee payments of up to 0.10% of the average daily net assets of the Service shares class of the Wilmington Prime Money Market Fund and Wilmington U.S. Government Money Market Fund.

(3) The Shareholder Service Plans allow for a maximum shareholder service fee of up to 0.25% of a class's average daily net assets; however, on May 25, 2006, the Board of Trustees has authorized annual shareholder service fee payments of up to 0.15% of the average daily net assets of (i) the Service shares class of the Wilmington Prime Money Market Fund and the Wilmington U.S. Government Money Market Fund; and (ii) the Class W shares of the Wilmington Prime Money Market Fund, the Wilmington U.S. Government Money Market Fund and the Wilmington Tax-Exempt Money Market Fund.

THE WILMINGTON FUNDS

                                   MAXIMUM
                                   INITIAL                                      MAXIMUM
                                    SALES    MAXIMUM         MAXIMUM          SHAREHOLDER
        FUND/SHARE CLASS            CHARGE   CDSC(1)   RULE 12B-1 FEES(2)   SERVICE FEES(3)
        ----------------           -------   -------   ------------------   ---------------
7.  Wilmington Multi-Manager Large-Cap Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

8.  Wilmington Multi-Manager Mid-Cap Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

9.  Wilmington Multi-Manager Small-Cap Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

10. Wilmington Multi-Manager International Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

11. Wilmington Multi-Manager Real Asset Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

12. Wilmington Large-Cap Core Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

13. Wilmington Large-Cap Growth Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

14. Wilmington Large-Cap Value Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

15. Wilmington Small-Cap Core Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

16. Wilmington Aggressive Asset Allocation Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

17. Wilmington Moderate Asset Allocation Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

18. Wilmington Conservative Asset allocation Fund

THE WILMINGTON FUNDS

                                   MAXIMUM
                                   INITIAL                                      MAXIMUM
                                    SALES    MAXIMUM         MAXIMUM          SHAREHOLDER
        FUND/SHARE CLASS            CHARGE   CDSC(1)   RULE 12B-1 FEES(2)   SERVICE FEES(3)
        ----------------           -------   -------   ------------------   ---------------
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

19. Wilmington Mid-Cap Core Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

20. Wilmington Small-Cap Growth Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

21. Wilmington Small-Cap Value Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

22. Wilmington ETF Allocation Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

23. Wilmington Fundamentally Weighted Small Company Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

23. Wilmington Fundamentally Weighted Large Company Fund
    Institutional                    None      None           None                None
    A Shares                         3.50%     None           0.25%               None

Last approved by the Board of Trustees on November 14, 2006.